SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2019

FIRST SAVINGS FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 283-0724

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FSFG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2019, Michael F. Ludden notified First Savings Financial Group, Inc. (the “Company”) of his intention to retire from the Company’s Board of Directors effective when his current term expires at the Company’s 2020 Annual Meeting of Stockholders.  He also notified First Savings Bank (the “Bank”), the Company’s bank subsidiary, of his intention to retire from the Bank’s Board of Directors when his current term expires in 2020.  His decision to retire is not related any disagreement with the Company or the Bank on any matter related to the Company’s or the Bank’s operations, policies or practices.

On November 27, 2019, the Boards of Directors of the Company and the Bank appointed Jacqueline R. Journell to serve as Chief Operating Officer of the Company and the Bank effective January 1, 2020.  Mrs. Journell (age 52) currently serves as Chief Accounting Officer of the Company and the Bank.  She has been employed with the Bank since 2009 and has previously served as Controller of the Bank and as Chief Financial Officer of Community First Bank.  She will no longer serve as Chief Accounting Officer upon becoming Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 02, 2019	By:	FIRST SAVINGS FINANCIAL GROUP, INC. /s/ Anthony A. Schoen Chief Financial Officer